                                                                     Exhibit 3.C


[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



   STEVEN E. ROTH
   DIRECT LINE: (202)383-0158
   INTERNET: SROTH@SABLAW.COM


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 19, 2001


Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania 19312

Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 15 to the registration statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 33-42133). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very Truly Yours,

                                               SUTHERLAND ASBILL & BRENNAN LLP


                                               By:  /s/ Stephen E. Roth
                                                  ----------------------------
                                                    Stephen E. Roth